UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
Act of 1934
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240.14a-12

CSB BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
ANNUAL MEETING OF SHAREHOLDERS
GENERAL
REVOCATION OF PROXIES, DISCRETIONARY AUTHORITY AND CUMULATIVE VOTING
VOTING INFORMATION
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 27, 2011
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ELECTION OF DIRECTORS
NOMINEES FOR DIRECTOR
INCUMBENT DIRECTORS WHO ARE NOT NOMINEES FOR ELECTION
EXECUTIVE OFFICERS
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION AND NOMINATING COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER NOMINATIONS
PROPOSALS BY SHAREHOLDERS FOR 2012 ANNUAL MEETING
SHAREHOLDER COMMUNICATION WITH BOARD OF DIRECTORS
OTHER BUSINESS

CSB Bancorp, Inc.
91 North Clay Street
Millersburg, Ohio 44654
March 23, 2011
To Our Shareholders:
          You are cordially invited to attend the Annual Meeting of Shareholders of CSB Bancorp, Inc. to be held on Wednesday, April 27, 2011 at 7:00 p.m. at the Carlisle Inn, Walnut Creek, Ohio 44687.
          The election of Directors will take place at the Annual Meeting. This year we will elect two directors whose terms will expire at the Annual Meeting in 2014. Both of the nominees are currently serving as Directors. We are also asking you to ratify the selection of our independent registered public accountants for the coming fiscal year.
          Enclosed is the Notice of Annual Meeting together with a Proxy Statement which contains information with respect to the nominees to serve as Directors, as well as the other Directors who will continue in office, and additional information with respect to the public accountant proposal you are being asked to vote upon.
          It is very important that your shares be voted and we hope that you will be able to attend the Annual Meeting. We urge you to execute and return the enclosed form of proxy as soon as possible, whether or not you expect to attend the Annual Meeting in person.
Sincerely,

/s/ John R. Waltman	/s/ Eddie L. Steiner

John R. Waltman	Eddie L. Steiner
Chairman, Board of Directors	President and Chief Executive Officer

CSB BANCORP, INC.
91 North Clay Street
Millersburg, Ohio 44654
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Wednesday, April 27, 2011
          The Annual Meeting of Shareholders of CSB Bancorp, Inc. (“CSB”) will be held at the Carlisle Inn, Walnut Creek, Ohio, on Wednesday, April 27, 2011, at 7:00 p.m. local time, for the following purposes:
1.	To elect two directors for three-year terms ending in 2014;

2.	To ratify the appointment of S.R. Snodgrass, A.C. as the independent registered public accounting firm for CSB Bancorp, Inc. for the year 2011;

3.	To transact any other business that may properly come before the Meeting or any adjournments thereof.
          The Board of Directors has fixed the close of business of March 11, 2011 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Your Board of Directors recommends that you vote “FOR” the election of each of the director nominees and “FOR” the ratification of the independent registered public accounting firm.

By Order of the Board of Directors,
/s/ Eddie L. Steiner
Eddie L. Steiner
President and Chief Executive Officer

Millersburg, Ohio
March 23, 2011

CSB BANCORP, INC.
91 North Clay Street
Millersburg, Ohio 44654
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
April 27, 2011
GENERAL
The enclosed proxy is solicited by the Board of Directors of CSB Bancorp, Inc. (“CSB” or “Company”), the principal executive offices of which are located at 91 North Clay Street, Millersburg, Ohio 44654, in connection with the Annual Meeting of Shareholders (the “Meeting”) of CSB to be held on Wednesday, April 27, 2011, at the Carlisle Inn, Walnut Creek, Ohio, at 7:00 p.m. local time or at any adjournment thereof. This proxy statement and the accompanying notice of meeting are first being mailed to shareholders on or about March 23, 2011.
The Meeting has been called for the following purposes: (i) to elect two directors, each for a three-year term ending in 2014; (ii) to ratify the selection of the independent registered public accounting firm for 2011; (iii) to transact any other business that may properly come before the Meeting or any adjournment thereof.
REVOCATION OF PROXIES, DISCRETIONARY AUTHORITY
AND CUMULATIVE VOTING
Shares of CSB’s common stock, par value $6.25 per share (the “Common Shares”), can be voted at the Meeting only if the shareholder is represented by proxy or is present in person. Shareholders who execute proxies retain the right to revoke it prior to or at the Meeting. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of CSB (addressed to: CSB Bancorp, Inc., 91 North Clay Street, Millersburg, Ohio 44654, Attention: Ms. Peggy L. Conn, Secretary) or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a shareholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted for the nominees for directors set forth below or as otherwise described herein in the event cumulative voting for directors is properly requested. The proxy confers discretionary authority on the persons named therein to vote with respect to (i) the election of any person as a director where the nominee is unavailable or unable to serve, (ii) matters incident to the conduct of the Meeting and (iii) any other business that may properly come before the Meeting or any adjournment thereof. At this time, it is not known whether there will be cumulative voting for the election of directors at the Meeting. Cumulative voting is not available for the other proposals referenced and described below. If any shareholder properly demands cumulative voting for the election of directors at the Meeting, their proxy will give the individuals named on the proxy full discretion and authority to vote cumulatively, and in their sole discretion to allocate votes among any or all of the nominees for director, unless authority to vote for any or all of the nominees is withheld. CSB is the sole shareholder of The Commercial & Savings Bank of Millersburg, Ohio, an Ohio banking corporation (“Bank”).
The Board of Directors of CSB is soliciting the enclosed proxy and the cost of soliciting proxies will be borne by CSB. In addition to use of the mail, proxies may be solicited personally or by telephone, telefax, or email by directors, officers, employees and representatives of CSB.

VOTING INFORMATION
Who can vote at the Annual Meeting?
Only holders of common shares of record at the close of business on March 11, 2011 are entitled to receive notice of and to vote at the Meeting. At the close of business on March 11, 2011, there were 2,734,799 common shares outstanding and entitled to vote. The common shares are the only shares of CSB’s capital stock entitled to vote at the Meeting.
Each holder of common shares is entitled to one vote for each common share held on March 11, 2011. A shareholder wishing to exercise cumulative voting with respect to the election of directors must notify the President, a Vice President or the Secretary of CSB in writing before 7:00 p.m., on April 25, 2011. If cumulative voting is requested and if an announcement of such request is made upon the convening of the Meeting by the chairman or the secretary of the meeting or by or on behalf of the shareholder requesting cumulative voting, you will have votes equal to the number of directors to be elected, multiplied by the number of common shares owned by you, and will be entitled to distribute your votes among the candidates as you see fit.
How do I vote?
Whether or not you plan to attend the Meeting, we urge you to vote in advance by proxy. To do so, you may complete, sign and date the accompanying proxy card and return it in the envelope provided.
If you plan to attend the Meeting and vote in person, we will give you a ballot when you arrive. If your common shares are held in the name of your broker, your financial institution or another record holder, you must bring an account statement or letter from that broker, financial institution or other holder of record authorizing you to vote on behalf of such record holder. The account statement or letter must show that you were the direct or indirect beneficial owner of the common shares on March 11, 2011, the record date for voting at the Meeting.
What if my common shares are held in “street name”?
If you hold your common shares in street name with a broker, a financial institution or another holder of record, you should review the information provided to you by such holder of record. This information will describe the procedures you need to follow in instructing the holder of record how to vote your street name common shares and how to revoke previously given instructions. If you hold your common shares in street name, you may be eligible to appoint your proxy electronically via the Internet or telephonically and may incur costs associated with the electronic access or telephone usage.
How will my common shares be voted?
Those common shares represented by a properly executed proxy card that is received prior to the Meeting and not subsequently revoked will be voted as you direct. If you submit a valid proxy card prior to the Meeting but do not complete the voting instructions on the proxy card, to the extent permitted by applicable law, your proxy will vote your common shares as recommended by the Board of Directors, as follows:
•	“FOR” the election of each of the director nominees listed below under “PROPOSAL 1 — ELECTION OF DIRECTORS;”

•	“FOR” the ratification of S.R. Snodgrass, A.C. as the independent registered public accounting firm for CSB Bancorp, Inc. for the year 2011 under “PROPOSAL 2 — RATIFICATION AND APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.”

No appraisal or dissenters’ rights exist for any action proposed to be taken at the Annual Meeting.
If any other matters are properly presented for voting at the Meeting, the persons named as proxies on the accompanying proxy card will vote on those matters, to the extent permitted by applicable law, in accordance with their best judgment.
May I revoke my proxy?
Yes. You may change your mind after you send in your proxy card by following any one of the following three procedures. To revoke your proxy:
•	Send in another signed proxy card with a later date, which must be received by CSB prior to the Annual Meeting;

•	Send written notice revoking your proxy to Ms. Peggy L. Conn, Corporate Secretary, CSB Bancorp, Inc., 91 North Clay Street, Millersburg, Ohio 44654, which must be received prior to the Annual Meeting; or

•	Attend the Meeting and revoke your proxy in person if your common shares are held in your name. If your common shares are held in the name of your broker, your financial institution or another holder of record and you wish to revoke your proxy in person, you must bring an account statement or letter from the broker, financial institution or other holder of record indicating that you were the beneficial owner of the common shares on March 11, 2011, the record date for voting.
The last-dated proxy you submit (by any means) will supersede any previously submitted proxy. Attendance at the Annual Meeting will not, by itself, revoke your proxy.
What constitutes a quorum and what vote is required with respect to the proposals presented at the Annual Meeting?
Under CSB’s Regulations, a quorum is a majority of the voting shares of CSB then outstanding and entitled to vote at the Meeting. The common shares are the only shares of CSB’s capital stock entitled to vote at the Meeting. Common shares may be present in person or represented by proxy at the Meeting. Both abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum. There were 2,734,799 common shares outstanding and entitled to vote on March 11, 2011, the record date. A majority of the outstanding common shares, or 1,367,400 common shares, present in person or represented by proxy, will constitute a quorum. A quorum must exist to conduct business at the Meeting. Prior to January 1, 2010, broker non-votes were counted for purposes of determining the presence or absence of a quorum.
Brokers who hold their customers’ shares in street name submit proxies for shares on some matters, but not others. Generally, this occurs when brokers have not received any instructions from their customers. In these cases, the brokers, as the holders of record are permitted to vote on “routine” matters, which typically include the ratification of the independent registered public accounting firm, but not on non-routine matters. Effective January 1, 2010, brokers are no longer permitted to vote on the election of directors without instructions from their customers.

Election of Directors
Under Ohio law and CSB’s Regulations, the two nominees for election as CSB directors receiving the most votes “FOR” election will be elected as directors in the class whose terms will expire at the 2014 Annual Meeting of Shareholders. Common shares as to which the authority to vote is withheld will be counted for quorum purposes but will not affect whether a nominee has received sufficient votes to be elected.
Why the proposal to ratify the appointment of the Independent Registered Public Accounting Firm?
The Audit Committee has again selected S. R. Snodgrass, A.C., an independent registered public accounting firm as CSB’s independent public accounting firm for 2011. S.R. Snodgrass, A.C. has served as CSB’s accountant since 2005. Although not required, shareholders are being asked to ratify the appointment of S.R. Snodgrass, A.C. for CSB for the year 2011. Representatives of S.R. Snodgrass, A.C. will be present at the annual meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
What is the recommendation of CSB’s Board of Directors?
CSB’s Board of Directors recommends that each shareholder vote “FOR” nominees for directors and “FOR” the ratification of the appointment of S.R. Snodgrass, A.C. as the independent registered public accounting firm for CSB Bancorp, Inc. for the year 2011.
Who pays the cost of proxy solicitation?
CSB will pay the costs of preparing, assembling, printing and mailing this proxy statement, the accompanying proxy card, the 2010 Annual Report and other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors. Although we are soliciting proxies by mailing these proxy materials to holders of our common shares, the directors, officers and employees of CSB and our subsidiaries also may solicit proxies by further mailing, personal contact, telephone, facsimile or electronic mail without receiving any additional compensation for such solicitations.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE SHAREHOLDER MEETING TO BE HELD ON APRIL 27, 2011
The Proxy Statement, Form 10-K for the year ended December 31, 2010, and the 2010 Annual Report to shareholders are available at http://www.csb1.com; select Investor Relations/Proxy Site.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Shareholders of record as of the close of business on March 11, 2011, (the “Record Date”), are entitled to (i) notice of the Meeting and (ii) one vote on each matter to be considered at the Meeting for each Common Share held on that date. As of the Record Date, there were 2,734,799 Common Shares issued and outstanding. The presence at the Meeting in person or by proxy of at least a majority of such shares will be required to constitute a quorum at the Meeting. Common Shares held by holders who abstain from voting and all Common Shares held by brokers who do not have the discretionary authority to vote on certain matters will be included in determining the presence of a quorum. Consequently, an abstention or a broker non-vote has the same effect as a vote against a proposal or director nominee, as each abstention or broker non-vote would be one less vote in favor of a proposal or for a director nominee. Shareholders will not be entitled to dissenter’s rights with respect to any matter to be considered at the Meeting.

BENEFICIAL OWNERSHIP
The following table sets forth, as of the Record Date, (i) the Common Shares beneficially owned by each director, nominee for director and named executive officer of CSB or any person who has acted in such capacity since the beginning of the last fiscal year of CSB and (ii) the Common Shares beneficially owned by all current executive officers and directors as a group.
Number of Common Shares1

				Shares of
				Common
				Stock
Name of				Beneficially	Percent of
Beneficial Owner	Sole	Shared	Options	Owned	Class
Robert K. Baker	10,353.0000	3,026.2407	—	13,379.2407	*
Ronald E. Holtman	1,800.0000	500.0000	—	2,300.0000	*
J. Thomas Lang	1,305.0000	5,867.0873	—	7,172.0873	*
Daniel J. Miller	32,344.1527	16,773.0000	—	49,117.1527	1.80%
Jeffery A. Robb, Sr.	4,627.8390	—	—	4,627.8390	*
Eddie L. Steiner	21,169.0000	1,547.1888	—	22,716.1888	*
John R. Waltman	15,740.0000	415.2326	—	16,155.2326	*
Rick L. Ginther	—	4,080.8052	1,000.0000	5,080.8052	*
W. Robert Manning, Jr.	—	—	—	—	*
Paula J. Meiler	8,709.1570	100.0000	18,856.0000	27,665.1570	1.01%
Total of Directors and Executive Officers as a Group (12 persons)	99,202.6057	33,229.2494	20,656.0000	153,087.8551	5.60%

[1]	The amounts shown represent the total outstanding Common Shares beneficially owned by the individuals and the Common Shares issuable upon the exercise of stock options exercisable within the next sixty days from March 11, 2011.

*	Indicates less than 1% beneficial ownership of the total of Common Shares outstanding as of March 11, 2011 plus the number of Common Shares issuable upon the exercise of outstanding options for the person or persons indicated. None of the shares reported are pledged as security.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires CSB’s officers, directors and persons who own more than ten percent of a registered class of CSB’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required to furnish CSB with copies of all Section 16(a) forms they file. During 2010, based solely on CSB’s review of the copies of such forms received by it and by statements of officers and directors that they complied with all applicable filing requirements, CSB’s officers and directors have complied with all filing requirements applicable to them.
ELECTION OF DIRECTORS
CSB’s Code of Regulations provide that its business shall be managed by a board of directors of not less than three and not more than twenty-five persons. CSB’s Regulations divide such directors into three classes, as nearly equal in number as possible, and set their terms at three years. The Board of Directors, pursuant to CSB’s Code of Regulations, has established the number of directors at seven (7).
Assuming that at least a majority of the issued and outstanding Common Shares are present at the Meeting so that a quorum exists, the two nominees for director of CSB receiving the most votes will be elected as directors. Shareholders have the right to vote cumulatively in the election of directors. In order to exercise the right to vote cumulatively, a shareholder must give written notice to the President, a Vice President or the Secretary of CSB not less than forty-eight hours before the time fixed for the Meeting, and the shareholder’s demand for cumulative voting must be announced at the commencement of the Meeting by or on behalf of the shareholder. If cumulative voting is elected, a shareholder may cast as many votes in an election of directors as the number of directors to be elected multiplied by the number of shares held. The Board of Directors has nominated Robert K. Baker and J. Thomas Lang to serve until the 2014 Annual Meeting of Shareholders, and until their respective successors are elected and qualified. Mr. Baker and Mr. Lang are incumbent directors whose present terms expire at the Meeting.
If it is intended that Common Shares represented by the accompanying form of proxy will be voted for the election of nominees, please so indicate on the proxy card. (If you do not wish your shares to be voted for particular nominees, please so indicate on the proxy card.) If one or more of the nominees should, at the time of the Meeting, be unavailable or unable to serve as a director, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve. At this time, it is not known whether there will be cumulative voting for the election of directors at the Meeting. If any shareholder properly demands cumulative voting for the election of directors at the Meeting, your proxy will give the individuals named on the proxy full discretion and authority to vote cumulatively and in their sole discretion to allocate votes among any or all of the nominees, unless authority to vote for any or all of the nominees is withheld.

The Board of Directors recommends that shareholders vote “FOR” the election of the nominees.
The following information, as of February 10, 2011, with respect to the age, principal occupation or employment, other affiliations and business experience during the last five years of each director and director nominee, has been furnished to CSB by each director. In addition, the following information provides the Nominating Committee’s evaluation regarding re-nomination of each of the director nominees and the key attributes, skills, and qualifications presented by each director nominee. Each nominee, if elected, will serve for a term expiring at the Annual Meeting of Shareholders in 2014.
NOMINEES FOR DIRECTOR
(Term Expiring in 2014)
Robert K. Baker, Age 56
          Mr. Baker has served as a director of CSB since 2001, is Chairman of the Compensation Committee and is a member of Audit Committee. The Company has designated Mr. Baker as an “audit committee financial expert”. Mr. Baker is Assistant Secretary/Treasurer and Controller of Bakerwell, Inc. a privately owned gas and oil company, since 1983. Mr. Baker who maintains an inactive certified public accounting license in the State of Ohio began his professional career as a staff accountant at Ernst and Whinney in Youngstown, Ohio. Mr. Baker served as Chairman of the Board of CSB from 2002 through 2006. The Nominating Committee believes that the attributes, skills and qualifications Mr. Baker has developed through his educational background in accounting and business ownership experiences in the northcentral Ohio business market and his knowledge and experience as a director of CSB, allow him to provide continued financial and regional business expertise to the Board of Directors and has nominated him for re-election.
J. Thomas Lang, Age 67
          Mr. Lang has served as a director of CSB since 1993 and is a member of the Compensation and Executive Committees. Mr. Lang is a veterinarian and dairy farmer and is a co-owner and operator of Spring Hill Farm Inc. The Nominating Committee believes that the attributes, skills and qualifications Mr. Lang developed through his education and agricultural ownership experiences in the local business market as well as his knowledge and experience as a director of CSB, allow him to provide continued regional agricultural business and leadership expertise to the Board of Directors and has nominated him for re-election.
INCUMBENT DIRECTORS WHO ARE NOT NOMINEES FOR ELECTION
Ronald E. Holtman, Age 68
          Mr. Holtman has served as a director of CSB since 2001; is Chairman of the Audit and Nominating Committees. He is a practicing attorney and a partner in the law firm of Logee, Hostetler, Stutzman & Lehman, located in Wooster, Ohio. Mr. Holtman serves as a director of the Western Reserve Group, a mutual insurance company, located in Wooster, Ohio. He is also a Trustee of Wayne County Community Foundation and East Ohio United Methodist Foundation. Mr. Holtman served as a Judge Advocate in the United States Air Force and upon entering private practice has specialized in advising small businesses and individuals in the areas of real estate, commercial matters, tax and business planning, estate planning, probate of estates and banking matters. Mr. Holtman’s education and experiences in the legal field, generally and in the northcentral Ohio business markets, and his experience as a director of CSB, allow him to provide continued local business and real estate expertise to the Board of Directors. His current term will expire in 2012.

Dr. Daniel J. Miller, Age 71
          Dr. Miller has served as a director of CSB since 1979 and is a member of the Executive and Nominating Committees. He is a retired physician and currently is Chairman of the Board of Dutchman Hospitality Group, Inc. a private company managing restaurants and hotels, based in Walnut Creek, Ohio. Dr. Miller served as Chairman of the Board of CSB from 1995 through 1999. Previously, Dr. Miller served as a practicing physician with East Holmes Family Care, Inc. Dr. Miller’s education and leadership experiences in private business, his knowledge of the local community, as well as his experience as a director of CSB, allow him to provide continued regional business expertise to the Board of Directors. His current term will expire in 2012.
Eddie L. Steiner, Age 55
          Mr. Steiner has served as a director of CSB since 2001 and Chief Executive Officer of CSB since 2006, Chairman of the Bank board since 2006, principal executive of the bank since February 2011 and is a member of the Executive Committee. Mr. Steiner serves as a director and Chairman of the Audit Committee of the Western Reserve Group, a mutual insurance company, located in Wooster, Ohio. Prior to joining CSB, Mr. Steiner was previously employed by Smith Dairy Products Company, a private regional dairy processor, located in Orrville, Ohio, from 1990 through 2006, serving in various capacities as Vice President of Production, Production Coordinator and Personnel Director. Mr. Steiner is a licensed certified public accountant in the state of Ohio and began his professional career as a staff accountant with Ernst and Whinney in Akron, Ohio. Mr. Steiner graduated from the ABA Stonier Graduate School of Banking in 2008. Mr. Steiner’s past CSB Committee memberships include Chairman of the Audit Committee from 2003-2006, during which time he was designated as an “audit committee financial expert”. Mr. Steiner’s education and experiences in the banking and financial services industries as well as his business leadership experiences and skills, allow him to provide continued business and leadership insight to the Board of Directors. His current term will expire in 2012.
Jeffery A. Robb, Age 61
          Mr. Robb has served as a director of CSB since 2001 and is a member of the Audit and Executive Committees. The Company has designated Mr. Robb as an “audit committee financial expert.” Mr. Robb is currently President of Robb Companies, Inc. located in Hebron, Ohio, a privately owned firm. He is a licensed auctioneer in the State of Ohio. Mr. Robb, who maintains an inactive certified public accounting license in the state of Ohio, is a former director of the Federal Reserve Bank of Cleveland and former executive director of the Community Bankers Association of Ohio. Mr. Robb is the retired president and CEO of Proctor, Robb and Company, CPA an accounting firm that specialized in the banking and thrift industry. Mr. Robb’s prior military service includes serving in the United States Army as an Armor Officer and Vietnam Veteran. Mr. Robb’s educational background in accounting and his professional experiences as an executive officer, director and bank service provider allow him to provide continued financial and bank specific expertise to the Board of Directors. His current term will expire in 2013.
John R. Waltman, Age 69
          Mr. Waltman has served as a director of CSB since 2001, Chairman of the Board of CSB since 2007 and is the Chairman of the Executive Committee. Mr. Waltman serves of counsel to the law firm Critchfield, Critchfield and Johnston Ltd., Millersburg, Ohio and also serves as a Trustee of the Holmes County Education Foundation, a 501(c)3 non-profit foundation. Mr. Waltman’s education and experiences in the legal field generally and in the northcentral Ohio business market, his leadership role in a philanthropic foundation, as well as his knowledge and experience as a director of CSB, allow him to provide continued legal and local business expertise to the Board of Directors. His current term will expire in 2013.

The following are the executive officers of CSB, all of whom are employed full-time in service to the Company or its principal subsidiary, The Commercial & Savings Bank of Millersburg, Ohio. Each executive is appointed annually by, and serves at the pleasure of, the Board of Directors of CSB. This table lists each executive officer’s age as of the date of this proxy statement as well as the positions presently held by each with CSB and its principal subsidiary.
EXECUTIVE OFFICERS

		Positions Held with CSB and Our Principal Subsidiary
Name	Age	and Principal Occupation[2]
Eddie L. Steiner	55	President and Chief Executive Officer of CSB since 2006 and a member of the Board of Directors since 2001; Chairman and principal executive officer of The Commercial & Savings Bank since February 2011, Chairman of the Board of Directors of The Commercial & Savings Bank since 2006, and a member of the Board of Directors of The Commercial & Savings Bank since 2001.

Rick L. Ginther	60	Senior Vice President of CSB since July 2003; President and Chief Executive Officer of The Commercial & Savings Bank since 2006 and member of the Board of Directors of The Commercial & Savings Bank since 2006, Senior Vice President and Chief Lending Officer of The Commercial & Savings Bank from July 2003 through April 2006.

W. Robert Manning, Jr.	56	Senior Vice President of CSB since November 2010. Chief Operations and Chief Information Officer of The Commercial & Savings Bank since November 2010. Managing Principal of Capco, New York, NY 2009-2010. Senior Vice President of Royal Bank of Canada (USA) 2008-2009. Management executive at National City Corporation performing various management positions at an Executive Vice President level in lending operations and retail systems development and planning from 1977-2008.

Paula J. Meiler	56	Senior Vice President and Chief Financial Officer of CSB since 2004; Senior Vice President and Chief Financial Officer of The Commercial & Savings Bank since 2004.

[2]	Unless otherwise noted herein, each of the Officers has been engaged in the occupations and employment described above for the past five years.

Membership and Meetings of the Board and its Committees
In 2010, each director attended more than seventy-five percent of the total number of meetings of the board and the committees on which they serve. In addition, all board members are expected to attend the annual meetings of shareholders, and all attended the 2010 Annual Meeting of Shareholders. Current committee membership and the number of meetings of the full board and each committee in 2010 are shown in the table below.

	CSB Bancorp, Inc.	Subsidiary
Name	Board	Bank Board	Executive	Nominating	Compensation	Audit

Mr. Baker	Member	Member			Chair	Member
Mr. Holtman	Member	Member		Chair	Member	Chair
Mr. Lang	Member	Member	Member		Member
Dr. Miller	Member	Member	Member	Member
Mr. Robb	Member	Member	Member			Member
Mr. Steiner	Member	Chair	Member
Mr. Waltman	Chair	Member	Chair	Member
Mr. Ginther		Member	Member

Number of 2010 meetings	12	12	25	2	2	12
The following board members are considered “Independent” as defined under NASDAQ Rule 5605: Mr. Baker, Mr. Holtman, Mr. Lang, Dr. Miller, Mr. Robb, and Mr. Waltman.
Board Leadership
     John R. Waltman is the Chairman of the Board of Directors of CSB. Since his appointment as President and CEO in 2006, Eddie L. Steiner has also served as Chairman of the Board of the wholly owned subsidiary, The Commercial & Savings Bank. The Board of Directors believes Mr. Steiner’s role is to identify CSB’s strategic priorities and lead Board discussions on the execution of Company strategy. The Board of Directors believes that the separation of the CEO and board chair positions within its leadership structure appropriately balances the promotion of CSB’s strategic development with the Board’s management oversight function. The Board of Directors also believes that its leadership structure has created an environment of open, efficient communication between the Board and management, enabling the Board to maintain an active, informed role in risk management by being able to monitor and manage those matters that may present significant risks to CSB.
     The non-employee directors of the Board meet periodically in Executive session to discuss issues related to management, personnel and any other matters deemed appropriate by the non-employee directors. During 2010, the non-employee directors met in Executive session on five occasions.

Directors’ Compensation
Each director of CSB also serves as a director of the Bank. Outside directors of the Bank are compensated for board and committee meetings. Directors receive no compensation from CSB. Directors who are employees receive no additional compensation for serving on the board or its committees. In 2010, we provided the following annual compensation to directors who are not employees:
Cash Compensation
The Bank provides directors the following cash compensation:
•	Retainer of $10,000 per year, paid quarterly

•	$500 for each board and committee meeting attended

•	Reimbursement for customary and usual travel expenses (outside of board and committee meeting attendance)

					Change in
					Pension
					Value and
	Fees Earned			Non-Equity	Nonqualified
	Or	Stock	Option	Incentive Plan	Deferred	All Other
	Paid in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)	($)	Earnings	($)*	( $)

Mr. Baker	$28,000	—	—	—	—	900	$28,900
Mr. Holtman	28,000	—	—	—	—	—	28,000
Mr. Lang	30,000	—	—	—	—	—	30,000
Dr. Miller	31,500	—	—	—	—	—	31,500
Mr. Robb	35,500	—	—	—	—	—	35,500
Mr. Waltman	33,500	—	—	—	—	—	33,500

*	The Bank provides a 1% reduction of the standard interest rate charged on certain consumer and primary residence mortgage loans to all directors, officers and employees during the period of service to CSB or the Bank.
No director stock awards or options were granted in 2010.
Committees of the Board of Directors
CSB has a Nominating Committee, which recommends to the board the nominees for election as directors. The Nominating Committee currently consists of Ronald E. Holtman, Daniel J. Miller and John R. Waltman. The Nominating Committee will consider candidates for nomination as a director who are recommended by shareholders, directors and other sources. Under the terms of the Nominating Committee Charter, the Committee is responsible for developing and implementing a process and guidelines for the selection of individuals for nomination to the Board of Directors and considering incumbent directors for nomination and re-election.
In considering and evaluating potential candidates for positions on the CSB Board of Directors, and consistent with its Charter, the Nominating Committee considers, among other things, the potential candidates’ knowledge of the communities in which CSB and the Bank operate; their experience and any special business, financial, or other expertise; their reputation for honesty and integrity; and their ability to provide independent and objective oversight and supervision for matters which may impact CSB and the Bank. The Nominating Committee also considers applicable requirements of the CSB Code of Regulations and requirements of applicable law and regulations with respect to evaluating potential candidates, as well as other matters which the Nominating Committee deems appropriate in light of the specific circumstances and the potential candidate. To that end, the Nominating Committee may conduct its own analysis and may also seek information from a variety of outside sources in order to ascertain whether a potential candidate meets the referenced criteria.
The Nominating Committee utilizes the same standards and criteria in considering and evaluating potential candidates for positions on the CSB Board of Directors who are recommended by CSB shareholders, when appropriate. The Nominating Committee currently does not have a diversity statement within its Charter. The members of the Nominating Committee are “independent”, as defined by rules adopted by the National Association of Securities Dealers, Inc., through its subsidiary The Nasdaq Stock Market, Inc. (“NASDAQ”). The Nominating Committee operates under a written charter, which is reviewed annually by the Committee and the Board and is available on the Company’s website at www.csb1.com
The Compensation Committee was appointed to establish policies and levels of appropriate compensation for directors, officers and employees of CSB. The Compensation Committee currently consists of Robert K. Baker, Ronald E. Holtman, and J. Thomas Lang. The members are considered “independent” for purposes of the NASDAQ listing requirements. The Compensation Committee operates under a written charter, which is reviewed annually by the Committee and the Board and is available on the Company’s website at www.csb1.com. Additional discussion of the Compensation Committee’s role is set forth in the Compensation Discussion and Analysis section of this Proxy Statement.
The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee the accounting and financial reporting processes of the Company. The Audit Committee members are Ronald E. Holtman, Robert K. Baker, and Jeffery A. Robb, Sr. All of the members of the Audit Committee are independent directors, as defined by the NASDAQ listing standards. Among other things, the Audit Committee is responsible for the engagement of independent auditors, reviewing with the independent auditors the plans and results of the audit, and reviewing the adequacy of internal accounting controls. The Board of Directors has determined that Messrs. Baker and Robb meet the requirements of an “audit committee financial expert” as defined by the Securities and Exchange Commission. Mr. Baker acquired these attributes through education and his experience as a certified public accountant and as a Controller within private industry. Mr. Robb acquired these attributes through education and his experience in the banking industry and as a certified public accountant. The Audit Committee operates under a written charter, which is reviewed annually by the Committee and the Board and is available on the Company’s website at www.csb1.com. The charter is incorporated herein by reference.
The Executive Committee meets throughout the year to monitor the lending activities of the Bank and help ensure that such activities are conducted in a manner consistent with CSB’s credit policy. As credit risk represents the major risk component within the Bank, the Executive Committee oversees management’s implementation and enforcement of CSB’s risk management framework. The Executive Committee consists of J. Thomas Lang, Daniel J. Miller, Jeffery A. Robb, Sr., Eddie L. Steiner, Rick L. Ginther, and John R. Waltman.

COMPENSATION DISCUSSION AND ANALYSIS
The following discusses the material factors involved in the Company’s decisions regarding the compensation of the Named Executive Officers (the “NEOs”) as defined on page 17 during 2010.
The specific amounts paid or payable to the NEOs are disclosed in the tables and narrative beginning on page 17. The following discussion cross-references those specific tabular and narrative disclosures where appropriate.
Compensation Overview
Compensation Philosophy and Objectives
We believe that, in order to manage and grow a well-run financial services organization, it is necessary to establish compensation programs and related opportunities that are attractive, motivating and rewarding to high quality executives, managers and staff. These programs and opportunities must be balanced with their cost to CSB and its shareholders. In order to arrive at the appropriate balance, CSB has established the following compensation philosophy and guidelines for its overall compensation program:
1.	In order to attract and retain highly qualified management, we strive to provide target base salaries close to the mean of the market rate paid for comparable positions by similarly sized bank holding companies.

2.	Where practical, we establish performance-based compensation focused on individual results, team results, and contributions to CSB’s overall performance.

3.	We attempt to link and align the wealth creation interests of management and shareholders by utilizing CSB stock awards or options as a component of the compensation program.
Components of Executive Compensation
Total compensation for executives is comprised of base salaries, annual cash incentive awards, retirement saving plan contributions, severance protection, long-term equity awards, and other benefits and perquisites. To determine compensation levels for the NEOs and other officers, we review compensation survey data from independent sources to ensure that our total compensation program is competitive. We look at compensation data from companies in the financial services industry by using publicly available peer company disclosures. We target overall compensation levels competitive with our industry comparison peer group. The various components of executive compensation reflect the following policies:
Base Salary
The purpose of the base salary program is to pay for the qualifications, experience, and marketability of the position consistent with market practices. A pay range for each position is established around the mean of the market rate paid for comparable positions by similarly-sized bank holding companies. Individual pay within the range is determined by executive performance, job proficiency and contributions over a period of years.
Pay adjustments are tied directly to CSB’s performance appraisal process, which evaluates the employee on a series of performance criteria. This process is used for all CSB employees including the NEOs. Pay adjustments are typically made annually. In addition to these performance-based base pay adjustments, it is periodically necessary to make additional market adjustments in those instances where market base salary levels move faster than anticipated or where additional duties and responsibilities are added to the job.
For 2010, the base salary levels for all CSB NEOs are at or below the median of base salaries of peers in other similar-sized financial organizations. In 2010, an overall budget of 2.0% for base salary increases was established and base pay increases ranging from 0% to 1.9% were provided to the NEOs.
The amount of an NEO’s base salary is the reference point for much of the other compensation. For example, the relative ranges of potential annual incentive awards for executives are fairly proportionate to the NEO’s respective base salaries. In addition, base salary is one component of the contribution formula under the Company’s 401(k) and profit sharing plan and the key component in the Company’s severance and change in control agreements.
Annual Incentive
The purpose of the annual incentive program is to focus executives on achieving and possibly exceeding the Company’s annual performance objectives consistent with safe and sound operations of CSB and the Bank. In 2010, the performance expectations were established around performance to current year budget, the attainment of specific performance ratios, and satisfactory compliance with regulatory and audit reviews as well as consideration of the potential impact on safe and sound operations and appropriate risk management controls.
Each component of the annual incentive program has a separate measurement. The Compensation Committee retains the flexibility to make discretionary adjustments up or down based on performance that may be subjective. This discretion is not used to change the targets under the plan, only the rewards.
The target annual incentive opportunity during the past fiscal year was 30% of actual base salary for each NEO. For 2010, the Company’s target budget was $3.6 million, target return on assets (ROA) was 0.85%, target return on equity (ROE) was 7.79% and the target efficiency ratio was less than 68%.
Long-Term Incentive
The purpose of CSB’s long-term incentive plan is to align the interests of the NEOs and other executives with the shareholders by providing them the opportunity to benefit from share price increases in the future through share option grants or awards under the 2002 CSB Bancorp, Inc. Share Equity Incentive Plan.
In 2010, the CSB Compensation Committee took into consideration the market pay practices of CSB peers, the performance of CSB, a general assessment of the contributions of the individual NEOs, the available shares, and the projected grant values in making its recommendations. The Committee also sought input from the Chief Executive Officer on his views of grants for the NEOs.
No stock option grants or awards were granted by the Compensation Committee in 2010.
Retirement and Other Post-Employment Benefits
CSB maintains The Commercial & Savings Bank 401(k) Retirement Plan, (the “Plan”), a qualified 401(k) and profit sharing plan. The Plan provides a 50% Company match of participant contributions up to a maximum of 2% of each participant’s annual qualified compensation. There is also a discretionary profit sharing contribution and the amount may vary directly with CSB profits. The Plan provides investment alternatives in the following categories: CSB stock, and the following categories of mutual funds: large, small and mid cap, indexed, growth and bond funds.

Other Benefits and Perquisites
While the value of benefits including health and welfare, retirement, disability, and vacation benefits are not required to be reported in the tables that follow, these benefits are important to a comprehensive view of the CSB compensation and benefit program. All CSB employees, including the NEOs are eligible to participate in the same comprehensive benefit program, which is intended to provide financial protection to employees based on health and retirement needs as well as providing for well-deserved time off. CSB also provides a disability program to all employees including NEOs. Because financial services is a relationship-driven business, CSB pays country club dues for Mr. Ginther at a local country club to provide a facility to entertain CSB clients, community leaders and members of the management staff for business purposes. Certain consumer and primary residence mortgage loans granted by the Bank to directors, officers and all employees receive a 1% reduction to the standard loan interest rate during the period of service to CSB or the Bank.
Termination and Change in Control Terms
The Company has employment agreements with Messrs. Ginther and Manning and Ms. Meiler. The employment contract with Mr. Greig terminated with his retirement on June 30, 2010. The employment agreements provide both CSB and the executives a mutual understanding of performance expectations, pay, opportunities and employment terms. The employment agreements discuss how disability and voluntary and involuntary terminations are handled. In addition, the employment agreements provide for severance payments in the event of employment termination following a change in control of the Company. The purpose of the change in control severance policy is to help participants seek to maximize the value of CSB’s shares without concern about losing their job. The NEOs covered by these agreements and the maximum cost of these change in control payments at December 31, 2010 for each named executive is as follows:

Mr. Ginther, President and CEO, The Commercial & Savings Bank	$359,624
Ms. Meiler, Senior Vice President and CFO	263,500
Compensation Committee Decision-Making Process
The Compensation Committee is comprised of three non-management Board members whose responsibilities are the establishment of the Company’s overall compensation philosophy and objectives, the assessment of the design of CSB compensation and benefit programs, the monitoring of external market pay levels and practices, review and approval of incentive award opportunities, actual payments and grants, and review and recommendation for Board of Director approval related to proposed implementation or material changes to pay or benefit programs. The Compensation Committee assesses the programs within the context of applicable regulatory guidance, gives consideration of benefit levels needed to attract and retain NEO’s and other highly qualified employees and approves appropriate incentives to align executives’ interests with established current and long-term objectives of the Company without incenting undue risk.

With the participation of the Company’s management, including the Company’s Chief Executive Officer, the Compensation Committee evaluated a survey of its pay practices for both directors and NEOs. The list of primary peers utilized in 2010 is as follows:

Camco Financial Corporation
Central Federal Corporation
Cheviot Financial Corp.
Commercial Bancshares, Inc.
Consumers Bancorp, Inc.
Cortland Bancorp Inc.
Croghan Bancshares Inc.
DCB Financial Corp.
Farmers & Merchants Bancorp Inc.
First Franklin Corporation
FFD Financial Corporation
Killbuck Bancshares Inc.
LCNB Corporation
Middlefield Banc Corp.
National Bancshares Corporation
NB&T Financial Group, Inc.
Ohio Valley Banc Corp.
Perpetual Federal Savings Bank
Rurban Financial Corp.
United Bancorp, Inc.
United Bancshares, Inc.
Wayne Savings Bancshares, Inc.
Western Reserve Bancorp Inc.
Cambridge, Ohio
Fairlawn, Ohio
Cheviot, Ohio
Upper Sandusky, Ohio
Minerva, Ohio
Cortland, Ohio
Fremont, Ohio
Lewis Center, Ohio
Archbold, Ohio
Cincinnati, Ohio
Dover, Ohio
Killbuck, Ohio
Lebanon, Ohio
Middlefield, Ohio
Orrville, Ohio
Wilmington, Ohio
Gallipolis, Ohio
Urbana, Ohio
Defiance, Ohio
Martins Ferry, Ohio
Columbus Grove, Ohio
Wooster, Ohio
Medina, Ohio
These financial services firms are all SEC reporting corporations ranging in size from approximately 45% of CSB’s asset level to approximately 189% of CSB’s asset level and are all located and doing business primarily in Ohio.
Outside Executive Compensation Consultants
Neither the Compensation Committee nor management engaged an outside executive compensation consultant in 2010.

THE COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with CSB’s management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in CSB’s proxy statement and Annual Report on Form 10-K.
THE COMPENSATION COMMITTEE
Robert K. Baker, Chairman
Ronald E. Holtman
J. Thomas Lang
Executive Compensation and Other Information
The following table shows information concerning the annual compensation paid or accrued for services to the Company in all capacities of the Chief Executive Officer, Chief Financial Officer and the other executive officers of the Company (collectively the “NEOs”) during the last completed year.
Summary Compensation Table

							Change in
							Pension
							Value and
						Non-equity	Nonqualified
						Incentive	Deferred
Name and Principal				Stock	Option	Plan	Compensation	All Other
Position	Year	Salary	Bonus	Awards	Awards[3]	Compensation	Earnings	Compensation	Total

Eddie L. Steiner,	2010	$174,000	$46,000	—	—	—	—	$16,904	$236,904
President and CEO;	2009	174,000	45,000	—	—	—	—	16,372	235,372
Chairman, The Commercial & Savings Bank

Paula J. Meiler,	2010	123,450	35,000	—	—	—	—	18,864	177,314
Sr. VP and CFO	2009	121,200	33,936	—	$5,150	—	—	18,405	178,691

Rick L. Ginther,	2010	174,000	45,000	—	—	—	—	21,383	240,383
Sr. VP; President	2009	174,000	45,000	—	1,090	—	—	21,864	241,954
and CEO, The Commercial & Savings Bank

W. Robert Manning,	2010	13,188	5,000	—	—	—	—	71	18,259
Jr., Sr. VP and COO/CIO

Paul D. Greig,	2010	80,012	—	—	—	—	—	2,732	82,744
Sr.VP and	2009	127,300	35,644	—	1,090	—	—	8,225	172,259
COO/CIO[4]

[3]	The option awards include amounts expensed in 2009 for stock option awards granted in 2006, 2008 and 2009. For assumptions related to the valuation of the stock options, see Note 9 to the Company’s financial statements in the Company’s Annual Report on Form 10-K.

[4]	Mr. Greig retired effective June 30, 2010. While no longer an Executive Officer of CSB, information regarding Mr. Greig is provided pursuant to requirements of the Securities and Exchange Commission.

Other Compensation Table

				Qualified Plan
		Life Insurance	Disability	Matching, Profit	Perquisites and
Name	Year	Premiums	Insurance Premiums	Sharing Contribution	Other Benefits	Total

Eddie L. Steiner	2010	$360	$580	$9,855	$6,109	$16,904
	2009	360	580	9,900	5,532	16,372

Paula J. Meiler	2010	360	480	7,082	10,942	18,864
	2009	360	450	7,040	10,555	18,405

Rick L. Ginther	2010	360	580	9,855	10,588	21,383
	2009	360	580	9,900	11,024	21,864

W. Robert Manning, Jr.	2010	30	41	—	—	71

Paul D. Greig	2010	170	249	2,313	—	2,732
	2009	360	468	7,397	—	8,225
Perquisites and Other Benefits

		Health and Dental		Loan Interest
Name	Year	Benefits	Country Club Dues	Reduction of 1%	Relocation Expenses	Total
Eddie L. Steiner	2010	$5,754	—	$355	—	$6,109
	2009	5,480	—	52	—	5,532

Paula J. Meiler	2010	8,907	—	2,035	—	10,942
	2009	8,483	—	2,072	—	10,555

Rick L. Ginther	2010	5,754	$4,834	—	—	10,588
	2009	5,480	5,544	—	—	11,024

W. Robert Manning, Jr.	2010	—	—	—	—	—

Paul D. Greig	2010	—	—	—	—	—
	2009	—	—	—	—	—

Outstanding Equity Awards at Fiscal Year-end

Option Awards							Stock Awards
Equity
									Equity	Incentive
									Incentive	Plan
									Plan	Awards:
									Awards:	Market or
				Equity				Marked	Number of	Payout
				Incentive			Number	value of	Unearned	Value of
				Plan Awards:			of shares	shares or	Shares,	Unearned
		Number of	Number of	Number of			or units	units of	Units of	Shares,
		Securities	Securities	Securities			of stock	stock	Other	Units or
		Underlying	Underlying	Underlying			that have	that	Rights	Other
		Unexercised	Unexercised	Unexercised	Option	Option	not	have not	That Have	Rights That
	Grant	Options (#)	Options (#)	Unearned	Exercise	Expiration	vested	vested	Not Vested	Have Not
Name	Date	Exercisable	Unexercisable	Options (#)	Price ($)	Date	(#)	($)	(#)	Vested ($)
Eddie L. Steiner		—	—	—	—	—	—	—	—	—

Paula J. Meiler
11/29/2006		17,856		—	$18.00	3/31/2016	—	—	—	—
8/9/2004		1,000	—	—	$15.00	8/9/2014	—	—	—	—

Rick L. Ginther
7/21/2003		1,000	—	—	$16.10	7/21/2013	—	—	—	—

W. Robert Manning, Jr.		—	—	—	—	—	—	—	—	—

Paul D. Greig
11/29/2006		11,904	—	—	$18.00	12/31/2011	—	—	—	—
6/30/2003		1,000	—	—	$16.10	12/31/2011	—	—	—	—
     Grants on Plan-Based Awards
     There were no Stock Option awards or Stock awards made in 2010.
     Option Exercises and Stock Vested
     There were no exercises of Stock Options by Named Executive Officers during 2010.
     Pension Benefits
     The Company does not maintain a qualified or non-qualified pension plan.
     Non-Qualified Deferred Compensation
     The Company does not maintain a non-qualified deferred compensation plan.

Potential Payments Upon Termination or Change in Control
Certain of the Company’s NEOs are party to employment agreements that provide for certain salary and benefits upon termination of employment under various scenarios. The agreements are all described more fully in the narrative and tables below.
The tables below set forth the benefits that could be paid to the NEO upon various termination events, which would only be known at the time that the benefits become payable. The tables reflect the multiples of base salary amounts that could be payable under the various arrangements if the event in question occurred as of December 31, 2010.
The NEO’s employment agreements do not provide for any additional payments or benefits for death, disability, voluntary termination of employment by the executive or involuntary termination by the Company for cause. Under those scenarios, the Named Executive Officers are only entitled to their accrued and unpaid obligations, such as salary and unused vacation. The following tables contain common information about the Company’s employment agreements and benefit plans.
Potential Payments — Change in Control

	Change in
	Control -	Post-
	Multiple	Termination
Name	Base Salary	Health Care
Rick L. Ginther	2.0	1 Year
Paula J. Meiler	2.0	1 Year
Potential Payments Upon Termination — Without Cause

	Termination-	Post-
	Without	Termination
Name	Cause	Health Care
Rick L. Ginther	Base Salary unpaid under agreement + 6 Months	6 Months

Paula J. Meiler	Base Salary unpaid under agreement + 6 Months	6 Months

W. Robert Manning, Jr.	Base Salary unpaid under agreement + 6 Months	6 Months

Employment Contracts and Other Arrangements
This section discusses the employment contracts and severance agreements in place for Named Executive Officers.
Rick L. Ginther, President and Chief Executive Officer, The Commercial & Savings Bank
An employment agreement dated July 21, 2003, was entered into with Rick L. Ginther providing, among other things, for employment of Mr. Ginther as Senior Vice President and Chief Loan Officer of the Bank pursuant to the terms of the agreement. Mr. Ginther was promoted on April 19, 2006, to President and Chief Executive Officer of The Commercial & Savings Bank. The agreement is for a two-year term with annual renewals commencing at the first anniversary, and provides for compensation to Mr. Ginther consisting of an annual base salary of $120,000, a bonus to be paid at the discretion of the Board of Directors, vacation, benefits, and certain stock options. In the event that Mr. Ginther’s employment is terminated without “cause” (as defined in the agreement), the agreement entitles him to a severance payment equal to the unpaid amount otherwise due under the agreement plus six months of the base salary in effect on the date of termination and limited continued benefits for a six month period. The agreement also contains a “non-compete” provision, prohibiting Mr. Ginther from competing under terms defined by the agreement for a period of one year following the date of termination of the agreement, as well as a “change in control” provision which provides Mr. Ginther with certain benefits, including continuation of compensation, stock options, and certain health benefits for stated periods following a “change in control” as defined therein and termination of employment within a 90-day period before or after such “change in control”. Such “change in control” benefits are subject to being reduced so that no “excess parachute payment” (as defined in Section 280G(b)(l) of the Internal Revenue Code of 1986, as amended; the “IRS Code”) is received by Mr. Ginther.
W. Robert Manning, Jr. Senior Vice President, Chief Operating Officer and Chief Information Officer, The Commercial & Savings Bank
An employment agreement dated November 15, 2010, was entered into with W. Robert Manning, Jr. providing among other things, for employment of Mr. Manning as Senior Vice President, Chief Operations Officer and Chief Information Officer of the Bank pursuant to the terms of the agreement. The agreement is for a two year term with annual renewals commencing at the first anniversary, and provides for compensation to Mr. Manning consisting of an annual base salary of $127,000, a bonus to be paid at the discretion of the Board of Directors, vacation, and benefits. In the event that Mr. Manning’s employment is terminated without “cause” (as defined in the agreement), the agreement entitles him to a severance payment equal to the unpaid amount otherwise due under the agreement plus six months of the base salary in effect on the date of termination and limited continued benefits for a six month period. The agreement also contains a “non-compete” provision, prohibiting Mr. Manning from competing under terms defined by the agreement for a period of one year following the date of termination of the agreement.

Paula J. Meiler, Senior Vice President and Chief Financial Officer
An employment agreement dated August 9, 2004, was entered into with Paula J. Meiler providing, among other things, for employment of Ms. Meiler as Senior Vice President and Chief Financial Officer of CSB and the Bank pursuant to the terms of the agreement. The agreement is for a two-year term with annual renewals commencing at the second anniversary, and provides for compensation to Ms. Meiler consisting of an annual base salary of $100,000, a bonus to be paid at the discretion of the Board of Directors, vacation, benefits and certain stock options. On August 9, 2007, an amendment to the agreement provided that the agreement be for a two-year term with annual renewals commencing August 9, 2008. In the event that Ms. Meiler’s employment is terminated without “cause” (as defined in the agreement), the agreement entitles her to a severance payment equal to the unpaid amount otherwise due under the agreement plus six months of the base salary in effect on the date of termination and limited continued benefits for a six month period. The agreement also contains a “non-compete” provision, prohibiting Ms. Meiler from competing under terms defined by the agreement for a period of one year following the date of termination of the agreement, as well as a “change in control” provision, which provides Ms. Meiler with certain benefits, including continuation of compensation, stock options, and certain health benefits for stated periods following a “change in control” as defined therein and termination of employment within a 90-day period before or after such “change in control”. Such “change in control” benefits are subject to being reduced so that no “excess parachute payment” (as defined in Section 280G(b)(l) of the Internal Revenue Code of 1986, as amended; the “IRS Code”) is received by Ms. Meiler.

REPORT OF THE AUDIT COMMITTEE
The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”). The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the Board of Directors of CSB. Management of CSB is responsible for CSB’s reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles. CSB’s auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes.
Mr. Robb and Mr. Baker are certified public accountants (inactive), and Mr. Holtman is an attorney licensed to practice law in the State of Ohio. Mr. Robb and Mr. Baker have been designated as “financial experts” under Section 407 of Regulation S-K.
The Audit Committee has reviewed and discussed with S.R. Snodgrass A.C. (“S.R. Snodgrass”), CSB’s independent REGISTERED PUBLIC ACCOUNTING FIRM for the year ended December 31, 2010, the matters required to be discussed by Statement of Accounting Standards No. 61, as may be modified or supplemented. The Audit Committee also has received the written disclosures and the letter from the independent accountants, as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with S.R. Snodgrass its independence. Based on the forgoing discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in CSB’s Annual Report on Form 10-K for the year 2010 with the SEC.
AUDIT COMMITTEE
Ronald E. Holtman, Chairman
Robert K. Baker
Jeffery A. Robb, Sr.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
The Audit Committee reviewed a report from the Company’s independent registered public accounting firm, S.R. Snodgrass, A.C. (Snodgrass) and others regarding the aggregated fees received in the following categories in fiscal 2010 and 2009:

	2010	2009
Audit Fees (1)	$74,784	$81,540
Audit-Related Fees (2)	10,675	11,191
Tax Fees (3)	10,000	9,775
All Other Fees	—	—

(1)	Audit fees are fees for professional services rendered for the audit of the Company’s annual financial statements, the review of financial statements included in Form 10-Q filings, and for services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees generally include fees for the audit of the Company’s employee benefit plan.

(3)	Tax service fees consist of compliance fees for the preparation of original tax returns.
All of the above-mentioned services and fees were pre-approved by the Audit Committee.
Snodgrass acted as CSB’s auditors for the 2010 fiscal year and will act in such capacity for the 2011 fiscal year. During CSB’s most recent fiscal year ended December 31, 2010 there were no disagreements with Snodgrass on any matter of accounting principals or practices, financial disclosure, or auditing scope or procedure.
One or more representatives of Snodgrass are expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Audit Committee Procedures for Pre-Approval of Services by the Independent Public Accounting Firm:
•	The Audit Committee will annually approve the scope of, and fees payable for, the year-end audit to be performed by CSB’s independent accountants for the next fiscal year.

•	Management may not engage the independent accountants for any services unless the service contracts are approved by the Audit Committee in advance of the engagement.

•	If Management wishes to engage the independent accountants for any services, Management will define and present to the Audit Committee specific projects and categories of service, and fee estimates, for which the advance approval of the Audit Committee is required. The Audit Committee will review these requests and determine whether to approve the engagement of the independent accountants for the specific projects and categories of service.

•	Management will report to the Audit Committee regarding the actual spending for these projects and services, compared to the approved amounts on a quarterly basis.

•	The Audit Committee Chairperson will report to the Committee at each regularly scheduled meeting the nature and amount of any non-audit services that the Chairperson has approved.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
CSB has engaged, and intends to continue to engage, in the lending of money through the Bank to various directors and officers of CSB and the Bank and their related interests. These loans were made in accordance with applicable law and regulation and in the ordinary course of business on substantially the same terms, including interest rates and collateral, as prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk of collectability or other unfavorable features.
In addition to those banking transactions conducted in the ordinary course of business, the following related transactions were conducted. Each of these transactions was made on terms similar to those that could have been negotiated with an unaffiliated third party.
CSB and the Bank hired Critchfield, Critchfield & Johnston, Ltd. and Heartland Title Agency from time to time during 2010 for legal services, title work and real estate closing services in connection with various matters arising in the ordinary course of the business of CSB and the Bank. John R. Waltman is of counsel of both Critchfield, Critchfield & Johnston, Ltd. and Heartland Title Agency. CSB and the Bank contemplate using both Critchfield, Critchfield & Johnston, Ltd. and Heartland Title Agency in the future on similar terms, as needed. In 2010, the law firm and title agency received fees of less than $120,000 for the performance of services and such fees did not exceed 5% of the law firm or title agency’s gross revenues.
CSB and the Bank hired Logee, Hostetler, Stutzman & Lehman from time to time during 2010 for legal services in connection with various matters arising in the ordinary course of the business of CSB and the Bank. Ronald E. Holtman is a partner of Logee, Hostetler, Stutzman & Lehman. CSB and the Bank contemplate using Logee, Hostetler, Stutzman & Lehman in the future on similar terms, as needed. In 2010, the law firm received fees of less than $120,000 for the performance of legal services and such fees did not exceed 5% of the law firm or title agency’s gross revenues.
COMPENSATION AND NOMINATING COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
During 2010, none of CSB’s NEOs or Directors was a member of the Board of Directors of any other company where the relationship would be construed to constitute a committee interlock within the meaning of the rules of the Commission.
SHAREHOLDER NOMINATIONS
The Nominating Committee of the Board will consider recommendations for nominations to serve as a director, received from shareholders in accordance with the Company’s Code of Regulations. Shareholder recommendations for nomination should be submitted in writing to the Company at its principal office in Millersburg, Ohio, and must include the shareholder’s name, address and the number of shares of the Company beneficially owned by the shareholder. The recommendation must be provided to the Company in writing not less than fourteen nor more than fifty days prior to the date of the Meeting. The recommendation should also include the name, age, business address, residence address, principal occupation and number of shares of the Company beneficially owned by the recommended candidate for nomination. Shareholder recommendations must also include the information that would be required to be disclosed in the solicitation of proxies for the election of directors under federal securities laws. The Company may also require any nominee to furnish additional information regarding the eligibility and qualifications of the recommended candidate.

PROPOSALS BY SHAREHOLDERS FOR 2012 ANNUAL MEETING
In order to be eligible for inclusion in CSB’s proxy materials for the 2012 Annual Meeting of Shareholders, any shareholder’s proposal to take action at such meeting must be received at CSB’s main office at 91 North Clay Street, Millersburg, Ohio 44654, no later than November 27, 2011. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.
SHAREHOLDER COMMUNICATION WITH BOARD OF DIRECTORS
Shareholders interested in communicating directly with the Board of Directors may do so by writing to Ms. Peggy L. Conn, Secretary, CSB Bancorp, Inc., 91 North Clay Street, Millersburg, Ohio 44654. The mailing envelope and letter must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board of Directors Communication.”
The Secretary will review all such correspondence and regularly forward to the Board of Directors a log and summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or Committees of the Board or that the Secretary otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by CSB that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of CSB’s internal audit department and handled in accordance with procedures established by the Audit Committee for such matters.
OTHER BUSINESS
The Board of Directors is not aware of any business to be addressed at the Meeting other than those matters described above in this Proxy Statement. However, if any business other than that set forth in the Notice of the Meeting should be properly presented at the Meeting, it is intended that the Common Shares represented by proxies will be voted with respect thereto in accordance with the judgment of the person voting them.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Eddie L. Steiner
Eddie L. Steiner
President and Chief Executive Officer

March 23, 2011
Millersburg, Ohio

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY
		CSB BANCORP, INC.		For	With- Hold	For All Except
ANNUAL MEETING FOR THE SHAREHOLDERS
APRIL 27, 2011
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS.
     The undersigned hereby appoints Ronald E. Holtman, Daniel J. Miller, and Jeffery A. Robb, Sr., and each of them, with full power of substitution, as proxies to vote, as designated below, for and in the name of the undersigned all shares of stock of CSB Bancorp, Inc. (“CSB”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of CSB scheduled to be held on April 27, 2011 at 7:00 p.m. local time at the Carlisle Inn, Walnut Creek, Ohio, and at any adjournments or recesses thereof.
     Please mark X in the appropriate box. The Board of Directors recommends a FOR vote on each of the proposals:
		1.	ELECTION OF DIRECTORS of all nominees listed (except as marked to the contrary below): Robert K. Baker J. Thomas Lang	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
		2.	RATIFY THE APPOINTMENT OF S.R. SNODGRASS, A.C. AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR CSB BANCORP, INC. FOR THE YEAR 2011.	For ☐	Against ☐	Abstain ☐

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of Directors and FOR ratification of the independent registered public accountants.

ALL FORMER PROXIES ARE HEREBY REVOKED.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided. CSB BANCORP, INC. 91 North Clay Street • Millersburg, Ohio 44654

PLEASE ACT PROMPTLY
     PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
     Shareholders have the right to vote cumulatively in the election of directors. In order to exercise the right to vote cumulatively, a shareholder must give written notice to the President, a Vice President or the Secretary of CSB not less than forty-eight hours before the time fixed for the meeting, and the shareholder’s demand for cumulative voting must be announced at the commencement of the meeting by or on behalf of the shareholder. If cumulative voting is elected, a shareholder may cast as many votes in an election of directors as the number of directors to be elected multiplied by the number of shares held. If any shareholder demands cumulative voting for the election of directors at the meeting, this proxy gives the individuals named on the proxy full discretion and authority to vote cumulatively, and in their sole discretion to allocate votes among any or all of the nominees, unless authority to vote for any or all of the nominees is withheld.
     (Please sign exactly as your name appears on this proxy. All joint owners should sign. When signing in a fiduciary capacity or as a corporate officer, please give your full title as such.)
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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